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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Unitholders
Linn Energy, LLC and Subsidiaries:

        We consent to the use of our reports dated (i) March 29, 2007, with respect to the consolidated balance sheets of Linn Energy, LLC as of December 31, 2006 and 2005, and the related consolidated statements of operations, unitholders' capital (deficit), and cash flows for each of the years in the three-year period ended December 31, 2006, incorporated herein by reference, (ii) April 18, 2007, with respect to the Statement of Direct Revenue and Direct Operating Expenses—Assets acquired from Stallion Energy LLC for the year ended December 31, 2006, incorporated herein by reference, and (iii) October 13, 2006, with respect to the Statement of Direct Revenue and Direct Operating Expenses—Assets acquired from Kaiser-Francis Oil Company for the years ended December 31, 2005 and 2004, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP Houston, Texas December 17, 2007

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM